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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of HLM Design, Inc. and Subsidiaries and Affiliates on Form S-8 of our report dated June 29, 2001, appearing in the Annual Report on Form 10-K of HLM Design, Inc. and Subsidiaries and Affiliates for the fiscal year ended April 27, 2001.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 29, 2002